Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, Class Y and Investor Class Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y and Investor Class Statement of Additional Information and to the incorporation by reference of our report, dated February 18, 2005, on the financial statements and financial highlights of Pioneer Cash Reserves Fund included in the Annual Report to the Shareowners for the year ended December 31, 2004 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A No. 33-13179) of Pioneer Money Market Trust.


                                                         /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 22, 2005